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                                                               EXHIBIT 99.8

                                TEJON RANCH CO.
                                RIGHTS OFFERING
        RELATING TO              SHARES OF TEJON RANCH CO. COMMON STOCK

                          NOMINEE HOLDER CERTIFICATION

   THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS OF TEJON RANCH CO. COMMON STOCK TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED. THE EXERCISE OF THE OVERSUBSCRIPTION PRIVILEGE MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION WARRANT CERTIFICATES AND COMPLIANCE WITH OTHER APPLICABLE TERMS OF THE RIGHTS OFFERING.

   THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE
PROSPECTUS OF TEJON RANCH CO. DATED DECEMBER   , 2000 (the "Prospectus"), AND
ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (TOLL FREE NUMBER 1-866-293-6625).

   VOID UNLESS RECEIVED BY CHASEMELLON SHAREHOLDER SERVICES, L.L.C. WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 5, 2001 (THE "EXPIRATION DATE").

   1. The undersigned certifies to Tejon Ranch Co. and Mellon Bank, N.A., the Subscription Agent, that it has either (i) exercised the basic subscription privilege in respect of its rights (as described in the Prospectus) and delivered such exercised rights to ChaseMellon Shareholder Services, L.L.C., or
(ii) delivered to ChaseMellon Shareholder Services, L.L.C. a Notice of Guaranteed Delivery in respect of the exercise of the basic subscription privilege and will timely deliver the rights called for in such Notice of Guaranteed Delivery to ChaseMellon Shareholder Services, L.L.C. The undersigned hereby certifies to Tejon Ranch Co. and Mellon Bank, N.A. that it owed shares of Common Stock (the "Common Stock") of Tejon Ranch Co. on December 11, 2000 (the "Record Date").

   2. The undersigned hereby exercises the oversubscription privilege (as described in the Prospectus) to purchase, to the extent available, shares of Common Stock and certifies to Tejon Ranch Co. and Mellon Bank, N.A. that such oversubscription privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all basic subscription privileges under the rights have been exercised in full in accordance with the procedures for exercise described in the Prospectus.

   3. The undersigned understands that payment of the subscription price of
$      per share of Common Stock subscribed for pursuant to the basic subscription privilege and oversubscription privilege must be received by ChaseMellon Shareholder Services, L.L.C. at or before 5:00 p.m., New York City time, on January 5, 2001 and represents that such payment, in the aggregate
amount of $                   (check appropriate line):

        has been or is being delivered to ChaseMellon Shareholder Services, L.L.C. pursuant to the Notice of Guaranteed Delivery referred to above, or is being delivered to ChaseMellon Shareholder Services, L.L.C. herewith, or has been delivered separately to ChaseMellon Shareholder Services, L.L.C.;
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AND is or was delivered in the manner set forth below (check appropriate line):

        wire transfer

        certified or cashier's check drawn on a U.S. bank

        bank draft drawn on a U.S. bank

        U.S. postal money order

        uncertified check drawn on a U.S. bank

   4. The undersigned understands that in the event it is not allocated the full amount of shares under the oversubscription exercise stated in paragraph 2 above, any excess payment to be refunded by Tejon Ranch Co. will be mailed to it by ChaseMellon Shareholder Services, L.L.C. as provided in the Prospectus.

_______________________________           Dated:               , 200
Subscription Warrant Number

_______________________________
Print Name of Nominee Holder

By:

  ________________________
  Print Signer's Name:
  Print Title:

Contact Name:
           ____________________

Contact Phone Number:
                 _____________________